PriceWaterhouseCoopers LLP
200 South Biscayne Boulevard
Suite 1900
Miami FL 33131
Telephone (305) 375 7400
Facsimilie (305)375 6221

March 31, 1999

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Commissioners:


We have read the statements made by World Access Communications Corp. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1999. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,


/s/ PriceWaterhouseCoopers LLP
PriceWaterhouseCoopers LLP